UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2008
PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21287 (Commission File Number)	95-3732595 (I.R.S. Employer Identification No.)

2381 Rosecrans Avenue El Segundo, California (Address of principal executive offices)	90245 (Zip Code)
(310) 536-0908
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 1, 2008, Peerless Systems Corporation (“Peerless”) appointed Andrew Lombard as Vice President of Corporate Development of Peerless. Mr. Lombard also serves as President of Cue Imaging Corporation (formerly T1 Delaware Corporation) (the “Company”), a Delaware corporation and a wholly owned subsidiary of Peerless.
Andrew Lombard, age 44, has served as Vice President of Corporate Development of Peerless since April 2008 and President of the Company since January 2008. Prior to joining Peerless, Mr. Lombard served as Co-Founder, CEO and Chairman of the Board of Protégé Sports Inc., a Digital Media and Sports Internet Company from August 2005 through January 2008. From January 2000 to August 2005, Mr. Lombard served as Founder, CEO and Chairman of airBand Communications, Inc. a privately held wireless communications service provider. From January 1998 to January 2000, Mr. Lombard served as Vice President Corporate Development and General Manager of Adaptive Broadband Corporation (NASDAQ: ADAP), a wireless broadband equipment company. From 1995 to 1997, Mr. Lombard served as Director of Strategy and New Business at Motorola Network Ventures, where he led over $200 million of direct investments and served on the boards of several companies in the United States, Mexico, Brazil, Venezuela, Hong Kong and India. From 1990 to 1995, Mr. Lombard served as an executive at Motorola, leading their wireless communications business in Hong Kong and China. Mr. Lombard was named an Ernst and Young Entrepreneur of the Year Finalist in 2003. He serves on private boards and advises companies in the Internet, IT, Technology, medical, and wireless industries. He holds a B.S. in Electrical Engineering and a B.S. in Computer Engineering from the University of Missouri.
In connection with his appointment as President of the Company, Mr. Lombard entered into an: (i) Employment Agreement, (ii) Stock Option Agreement, (iii) Restricted Stock and Repurchase Agreement and (iv) Change in Control Severance Agreement.
Employment Agreement
Pursuant to the Employment Agreement, dated February 26, 2008, by and among Peeress, the Company and Mr. Lombard, Mr. Lombard is entitled to a base annual salary of $225,000, subject to a potential increase of $25,000 at the end of each fiscal quarter during the fiscal year ending January 31, 2009, based on the achievement of certain performance milestones. Mr. Lombard is also eligible for bonus compensation of up to $25,000 per quarter during the fiscal year ending January 31, 2009, based on the achievement of certain performance milestones. After the end of each fiscal year, the Company will set new performance milestones and bonus amounts for the subsequent fiscal year after consulting with Mr. Lombard.
Mr. Lombard is entitled to certain benefits, including participation in 401(k), medical, dental, vision, disability and life insurance plans and reimbursement of reasonable business expenses in accordance with Company policies.
Mr. Lombard’s employment may be terminated due to Mr. Lombard’s death or disability, by the Company without cause, by Mr. Lombard without good reason, by the Company for cause or by Mr. Lombard for good reason.
Subject to certain exceptions, including the occurrence of a change in control of Peerless, if Mr. Lombard’s employment with the Company is terminated by the Company without cause or by Mr. Lombard for good reason, the Company will pay Mr. Lombard, in regular payroll installments in accordance with the Company’s normal payroll practices, an amount equal to six (6) months of base salary and continue payment of contributions required to maintain health coverage under COBRA for a period of twelve (12) months from the effective date of termination.
Stock Option Agreement
On January 10, 2008, Mr. Lombard was granted an incentive stock option to purchase 200,000 shares of common stock of Peerless pursuant to the terms of a Stock Option Agreement and Peerless’ 2005 Incentive Award Plan. Subject to adjustments under certain circumstances, the option has an exercise price of $2.38 per share and vests in a series of 4 equal installments on each anniversary of the grant date. The option will expire upon the first to occur of the following events:
•	the expiration of ten years from the grant date;

•	the expiration of three months following the date of termination of Mr. Lombard’s employment, unless such termination occurs by reason of Mr. Lombard’s death or disability or if Mr. Lombard is terminated for cause;

•	the expiration of one year following the date of termination of Mr. Lombard’s employment by reason of his death or disability; or

•	the date of termination of Mr. Lombard’s employment by the Company for cause.
Restricted Stock and Repurchase Agreement
Pursuant to a Restricted Stock and Repurchase Agreement, dated as of February 26, 2008, by and between the Company and Mr. Lombard, the Company sold 8 restricted shares of common stock of the Company, equal to 8% of the issued and outstanding shares of capital stock of the Company, to Mr. Lombard at a price of $10.00 per share. The restricted shares will be held in escrow, may not be transferred by Mr. Lombard and may be repurchased by the Company at a price of $10.00 per share if Mr. Lombard ceases to be continuously employed by the Company, or a parent or subsidiary of the Company, because of cause, subject to the occurrence of the following events:
•	at the conclusion of each ninety (90) days of service, one (1) restricted share will be released from escrow without any restrictions and will no longer be subject to the Company’s repurchase right; and

•	in the event Mr. Lombard’s employment is terminated by the Company without cause or by Mr. Lombard for good reason, all of the restricted shares will be released from escrow without restrictions and will no longer by subject to the Company’s repurchase right.
Change in Control Severance Agreement
Effective as of February 26, 2008, Mr. Lombard entered into a Change in Control Severance Agreement with Peerless and the Company pursuant to which Mr. Lombard is entitled to severance benefits upon the occurrence of certain events constituting a change in control of Peerless.
In the event a change of control of Peerless occurs during the term of Mr. Lombard’s employment and Mr. Lombard’s employment with the Company is terminated by the Company without cause, by Mr. Lombard for good reason or due to Mr. Lombard’s death or disability within eighteen (18) months following such change in control, Peerless and the Company will provide the following payments and benefits to Mr. Lombard, subject to certain conditions and exceptions:
•	the full amount of any earned but unpaid base salary through the effective date of the termination, plus an amount equal to Mr. Lombard’s annual base salary as in effect immediately prior to the effective date of termination or change in control;

•	all unvested stock options granted to Mr. Lombard under the Stock Option Agreement will vest and become exercisable in full as of the effective date of the termination;

•	all shares of restricted stock issued to Mr. Lombard under the Restricted Stock and Repurchase Agreement that are vested as of the effective date of termination will no longer be subject to the repurchase right; and

•	for a period of one (1) year following the effective date of termination, the Company will continue to provide Mr. Lombard and his eligible family members certain medical and dental insurance benefits.
The foregoing descriptions of the Employment Agreement, Stock Option Agreement, Restricted Stock and Repurchase Agreement and Change in Control Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the texts of the Employment Agreement, Stock Option Agreement, Restricted Stock and Repurchase Agreement and Change in Control Severance Agreement, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

There is no arrangement or understanding between Mr. Lombard and any executive officer or director of Peerless. There are no family relationships among Mr. Lombard and any of Peerless’ executive officers or directors. Further, there are no transactions involving Peerless and Mr. Lombard which would be reportable pursuant to Item 404(a) of Regulation S-B promulgated under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.1	Employment Agreement, entered into as of February 26, 2008, by and among Peerless Systems Corporation, T1 Delaware Corporation and Andrew Lombard.

10.2	Stock Option Agreement by and among Peerless Systems Corporation and Andrew Lombard.

10.3	Restricted Stock and Repurchase Agreement, made as of February 26, 2008, by and between T1 Delaware Corporation and Andrew Lombard.

10.4	Change in Control Severance Agreement, dated as of February 26, 2008, by and among Peerless Systems Corporation, T1 Delaware Corporation and Andrew Lombard.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEERLESS SYSTEMS CORPORATION
Date: April 2, 2008	By	/s/ John Rigali
John Rigali
Chief Financial Officer and Vice President of Finance

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement, entered into as of February 26, 2008, by and among Peerless Systems Corporation, T1 Delaware Corporation and Andrew Lombard.

10.2	Stock Option Agreement by and among Peerless Systems Corporation and Andrew Lombard.

10.3	Restricted Stock and Repurchase Agreement, made as of February 26, 2008, by and between T1 Delaware Corporation and Andrew Lombard.

10.4	Change in Control Severance Agreement, dated as of February 26, 2008, by and among Peerless Systems Corporation, T1 Delaware Corporation and Andrew Lombard.